UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 4, 2011

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On May 4, 2011, the Annual Meeting of Stockholders (the “Annual Meeting”) of USA Truck, Inc. (the “Company”) was held.  The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 6, 2011.

Proposal 1.  Election of Directors

The Board of Directors (the “Board”) nominated two nominees to stand for election at the 2011 Annual Meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting.  Therefore, in accordance with the voting results listed below, the nominees were elected to serve a term expiring at the 2014 Annual Meeting.

	Votes	Votes	Broker
Nominee	For	Withheld	Non-votes
William H. Hanna	8,357,878	1,197,022	485,002
James D. Simpson, III	8,410,340	1,144,560	485,002

Proposals 2 through 8:

Proposals 2 through 8 all relate to various amendments to the bylaws that were recommended by the Board to the stockholders of the Company.  Each of proposals 2 through 8 requires stockholders approval.  To pass, proposals 2 through 8 required the affirmative vote of at least two-thirds of the stock of the Company issued and outstanding and entitled to vote.

Proposal 2.  To approve an amendment to the bylaws relating to stockholder action without meeting.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
9,797,042	242,845	15	--

Proposal 2 was approved.

Proposal 3.  To approve an amendment to the bylaws relating to the extension of deadlines for stockholder proposals.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
9,891,877	147,825	200	--

Proposal 3 was approved.

Proposal 4.  To approve an amendment to the bylaws relating to information that will be required in connection with stockholder proposals.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
9,893,919	114,137	31,846	--

Proposal 4 was approved.

Proposal 5.  To approve an amendment to the bylaws relating to stockholders eligible to submit proposals.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
9,963,004	51,035	25,863	--

Proposal 5 was approved.

Proposal 6.  To approve an amendment to the bylaws relating to the establishment of a Nominating and Corporate Governance Committee of the Board.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
10,025,543	14,359	--	--

Proposal 6 was approved.

Proposal 7.  To approve an amendment to the bylaws relating to the authority of the Board to make future amendments to the bylaws.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
8,195,807	1,162,466	681,629	--

Proposal 7 was approved.

Proposal 8.  To approve an amendment to the bylaws relating to the qualifications of directors.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
6,879,629	3,132,786	27,487	--

Proposal 8 was not approved.

Proposal 9.  Consideration of an advisory and non-binding vote on executive compensation.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), the Company included in the proxy statement a separate resolution, in the form of proposal 9, subject to stockholder vote, to approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers.

Votes	Votes		Broker
For	Against	Abstentions	Non-votes
9,380,988	81,077	92,835	485,002

                Proposal 9 was approved.

Proposal 10. Consideration of an advisory and non-binding vote on the frequency of votes on executive compensation.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), the Company included in the proxy statement a separate resolution, in the form of proposal 10, to request its stockholders to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Named Executive Officers (similar to the non-binding vote in proposal 9) should occur every one, two or three years.

One	Two	Three		Broker
Year	Years	Years	Abstentions	Non-votes
5,197,088	158,580	4,034,519	34,013	615,702

Accordingly, the Company's stockholders expressed a preference for an advisory vote on executive compensation each year. Because the stockholders' vote on the frequency of future advisory votes on executive compensation is itself advisory, the result is not binding. The Company expects to publicly disclose within 150 days of the 2011 Annual Meeting the Board's determination of the frequency with which future advisory votes on executive compensation will be held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 6, 2011	/s/ Clifton R. Beckham
Clifton R. Beckham
President and Chief Executive Officer

Date:	May 6, 2011	/s/ Darron R. Ming
Darron R. Ming
Vice President, Finance and Chief Financial Officer